                                                                     EXHIBIT 4.1

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


          This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of the 25th day of October, 1996, by and among New World Coffee, Inc., a Delaware corporation (the "Company"), with offices at 379 West Broadway, New York, New York 10012 and Barry H. Levine and Robert B. Williams, both of Branford, Connecticut (collectively, the "Shareholders").

                                R E C I T A L S
                                - - - - - - - -

          WHEREAS, the Shareholders have sold all of the capital stock of Willoughby's Incorporated ("Willoughby's") to the Company for cash, shares of the Company's $.01 par value common stock (the "Common Stock"), promissory notes convertible into Common Stock for other valuable consideration, all pursuant to a Stock Purchase Agreement dated as of October 21, 1996 by and among Willoughby's, the Shareholders and the Company (the "Purchase Agreement"). The Common Stock which the Shareholders may or will acquire pursuant to the Purchase Agreement is hereafter referred to as the "Shares."

          WHEREAS, the Shareholders were appointed executive officers of the Company pursuant to the Purchase Agreement.

          WHEREAS, the Company desires to grant to the Shareholders jointly and severally certain registration rights relating to the Shares and the Shareholders desire to obtain such registration rights jointly and severally, subject to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the above premises expressly incorporated herein and the representations, warranties and conditions hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.      Definitions and References.  For purposes of this Agreement,
                  --------------------------
in addition to the definitions set forth above and elsewhere herein, the following terms shall have the following meanings:

          (a) The term "Commission" shall mean the Securities and Exchange Commission and any successor agency.

          (b) The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar
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document in compliance with the 1933 Act (as herein defined) and the declara tion or ordering of effectiveness of such registration statement or document.

          (c) For purposes of this Agreement, the term "Registrable Stock" shall mean (i) the Shares, (ii) any shares of the Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convert ible security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Shares, and (iii) any Common Stock issued by way of a stock split of the Shares. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when (w) a registration statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective registration statement, (x) such Registrable Stock is sold pursuant to Rule 144 (or any similar provision then in force) under the 1933 Act, (y) such Registrable Stock has been otherwise transferred, no stop transfer order affecting such stock is in effect and the Company has delivered new certificates or other evidences of ownership for such Registrable Stock not bearing any legend indicating that such shares have not been registered under the 1933 Act, or (z) such Registrable Stock is sold by a person in a transaction in which the rights under the provisions of this Agreement are not assigned.

          (d) The term "Holder" shall mean the Shareholders severally or any transferee or assignee thereof to whom the rights under this Agreement are assigned in accordance with Section 8 hereof, provided that the Shareholders or
                                              --------
such transferee or assignee shall then own the Registrable Stock.

          (e) The term "1933 Act" shall mean the Securities Act of 1933, as amended.

          (f) An "affiliate of such Holder" shall mean a person who controls, is controlled by or is under common control with such Holder, or the spouse or children (or a trust exclusively for the benefit of the spouse and/or children) of such Holder, or, in the case of a Holder that is a partnership, its partners.

          (g) The term "Person" shall mean an individual, corporation, partnership, trust, limited liability company, unincorporated organization or association or other entity, including any governmental entity.

          (h) References in this Agreement to any rules, regulations or forms promulgated by the Commission shall include rules, regulations and forms succeeding to the functions thereof, whether or not bearing the same designa tion.

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          2.  Incidental Registration.  Commencing six (6) months after the date
              -----------------------
of the closing of the Purchase Agreement, if the Company determines that it shall file a registration statement under the 1933 Act (other than a registration statement on a Form S-4 or S-8 or filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders) on any form that would also permit the registration of the Registrable Stock and such filing is to be on its behalf and/or on behalf of selling holders of its securities for the general registration of its common stock to be sold for cash, at each such time the Company shall promptly give each Holder written notice of such determination setting forth the date on which the Company proposes to file such registration statement, which date shall be no earlier than forty (40) days from the date of such notice, and advising each Holder of its right to have Registrable Stock included in such registration.
Upon the written request of any Holder received by the Company no later than twenty (20) days after the date of the Company's notice, the Company shall use its best efforts to cause to be registered under the 1933 Act all of the Registrable Stock that each such Holder has so requested to be registered. If, in the written opinion of the managing underwriter or underwriters (or, in the case of a non-underwritten offering, in the written opinion of the placement agent, or if there is none, the Company), the total amount of such securities to be so registered, including such Registrable Stock, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to the then current market value of such securities, or (ii) without otherwise materially and adversely affecting the entire offering, then the amount of Registrable Stock to be offered for the accounts of Holders shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such offering to the recommended amount; provided,
                                                                      --------
that if securities are being offered for the account of other Persons as well as the Company, such reduction shall not represent a greater fraction of the number of securities intended to be offered by Holders than the fraction of similar reductions imposed on such other Persons other than the Company over the amount of securities they intended to offer.

          3.  Holdback Agreement - Restrictions on Public Sale by Holder.
              ----------------------------------------------------------

          (a) To the extent not inconsistent with applicable law, each Holder whose Registrable Stock is included in a registration statement agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the 1933 Act, during the fourteen (14) days prior to, and during the ninety (90) day period beginning on, the effective date of such registration statement (except as part of the registration), if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

          (b) Restrictions on Public Sale by the Company and Others.  The
              -----------------------------------------------------
Company agrees (i) not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchange able or exercisable for such securities, during the fourteen (14) days prior to, and during the ninety (90) day period beginning on, the effective date of any registration statement in which Holders are participating (except as part of such registration), if and to the extent requested by the Holders in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering; and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any securities convertible into or exchangeable or exercisable for such securities (other than pursuant to an effective registration statement) shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 under the 1933 Act.

          4.  Expenses of Registration.  All expenses incurred in connection
              ------------------------
with each registration pursuant to Section 2 of this Agreement, excluding underwriters' discounts and commissions, but including, without limitation, all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), exchange listing fees or National Association of Securities Dealers fees, messenger and delivery expenses, all fees and expenses of complying with securities or blue sky laws, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one (1) counsel for the selling Holders shall be paid by the Company. The selling Holders shall bear and pay the underwriting commissions and discounts applicable to the Registrable Stock offered for their account in connection with any registrations, filings and qualifications made pursuant to this Agreement.

          5.  Indemnification and Contribution.
              --------------------------------

          (a) Indemnification by the Company.  The Company agrees to indemnify,
              ------------------------------
to the full extent permitted by law, each Holder, and if a corporation its officers, directors and agents, and each Person who controls such Holder (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein (in case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading. The Company will also indemnify any underwriters of the Registrable Stock, their officers and directors and each Person who controls such

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underwriters (within the meaning of the 1933 Act) to the same extent as provided above with respect to the indemnifica tion of the selling Holders.

          (b) Indemnification by Holders.  In connection with any registration
              --------------------------
statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information with respect to such Holder as the Company reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact with respect to such Holder or any omission or alleged omission of a material fact with respect to such Holder required to be stated in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information with respect to such Holder so furnished in writing by such Holder for use in the registration statement, prospectus, preliminary prospectus or any amendment thereof. The liability of a Holder under this Section 5(b) shall be limited to an amount equal to the initial public offering price of the Registrable Stock sold by such Holder, unless such liability arises out of or is based on willful misconduct of such Holder.

          (c) Conduct of Indemnification Proceedings.  Any Person entitled to
              --------------------------------------
indemnification hereunder agrees to give prompt written notice to the indemni fying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribu tion pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claims with counsel reason ably satisfactory to such indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). Failure by such Person to provide said notice to the indemnifying party shall itself not create liability except to the extent of any injury caused thereby. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume

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the defense of a claim, it will not be obligated to pay the fees and expenses of more than one (1) counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

          (d) Contribution.  If for any reason the indemnity provided for in
              ------------
this Section 5 is unavailable to, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied for the preliminary prospectus, prospectus or registration statement by, such indemnifying party or indemnified parties and caused losses or damages; and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such losses or damages. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5(b) and 5(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribu tion pursuant to this Section 5 (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) which caused losses or damages, shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          If indemnification is available under this Section 5, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 5(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this
Section 5.

          This Section 5 is not intended to limit in any way the Company's obligation to indemnify the Holders, as executive officers of the Company, to the fullest extent permitted by the General Corporation Law of the State of Delaware.

          6.  Participation in Underwritten Registrations.  No Holder may
              -------------------------------------------
participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the Holders entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

          7.  Rule 144.  The Company covenants that it will file the reports
              --------
required to be filed by it under the 1933 Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Commission thereunder; and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Stock without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

          8.  Transfer of Registration Rights.  The registration rights of any
              -------------------------------
Holder under this Agreement with respect to any Registerable Stock may be transferred to any transferee of such Registrable Stock; provided that such
                                                         --------
transfer may otherwise be effected in accordance with applicable securities laws; provided further, that the transferring Holder shall give the Company
      ----------------
written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; provided further, that
                                                       ----------------
such transferee shall agree in writing, in form and substance satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement; and provided further, that such assignment shall be effective only if immediately
----------------
following such transfer the further disposition of such securities by such transferee is restricted under the 1933 Act. Except as set forth in this Section 8, no transfer of Registrable Stock shall cause such Registrable Stock to lose such status.

          9.    Miscellaneous.
                -------------

          (a)  No Inconsistent Agreements.  The Company will not hereafter
          ---  --------------------------
enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement.

          (b) Remedies.  Each Holder, in addition to being entitled to exercise
              --------
all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive (to the extent permitted by law) the defense in any action for specific performance that a remedy of law would be adequate.

          (c) Amendments and Waivers.  The provisions of this Agreement may not
              ----------------------
be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of at least a majority of the Registrable Stock then outstanding affected by such amendment, modification, supplement, waiver or departure.

          (d) Successors and Assigns.  Except as otherwise expressly provided
              ----------------------
herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          (e) Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the internal laws of the State of New York applicable to contracts made and to be performed wholly within that state, without regard to the conflict of law rules thereof.

          (f) Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (g) Headings.  The headings in this Agreement are used for convenience
              --------
of reference only and are not to be considered in construing or interpreting this Agreement.

          (h) Notices.  Any notice required or permitted under this Agreement
              -------
shall be given in writing and shall be delivered in person or by telecopy or by overnight courier guaranteeing no later than second business day delivery, directed to (i) the Company at the address set forth below its signature hereof or (ii) to a Holder at the address therefor as set forth in the Company's records. Any party may change its address for notice by giving ten (10) days advance written notice to the other parties. Every notice or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, or on the date actually received, if sent by telecopy or overnight courier service, with receipt acknowledged.

          (i) Severability.  In the event that any one or more of the provisions
              ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

          (j) Entire Agreement.  This Agreement is intended by the parties as a
              ----------------
final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect only of the registration rights contained herein. There are no restrictions, promises, warranties or undertakings pertaining to registration rights other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such registration rights.

          (k) Enforceability.  This Agreement shall remain in full force and
              --------------
effect notwithstanding any breach or purported breach of, or relating to, the Purchase Agreement.

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

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                          NEW WORLD COFFEE, INC.


                          By:__________________________________________________
                                Name:
                                Title:

                          New World Coffee, Inc.
                          379 West Broadway
                          New York, New York  10012



                          BARRY H. LEVINE


                          -----------------------------------------------------



                          ROBERT B. WILLIAMS


                          -----------------------------------------------------

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